                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549


                              FORM 8-K

                           CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): DECEMBER 1, 1997
                                                 -----------------

                      NETSCAPE COMMUNICATIONS CORPORATION
           -----------------------------------------------------
           (Exact name of registrant as specified in its charter)


  DELAWARE                  0-26310                     94-3200270
------------------------------------------------------------------------
(State or other          (Commission                  (IRS Employer
jurisdiction of          File Number)              Identification Number)
incorporation)

     501 EAST MIDDLEFIELD ROAD, MOUNTAIN VIEW, CALIFORNIA       94043
     -----------------------------------------------------------------
           (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:  (650) 254-1900
                                                     --------------

                                N/A
  ------------------------------------------------------------
  (Former name or former address, if changed since last report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On December 1, 1997 (the "Closing Date"), pursuant to an Agreement and Plan of Reorganization dated as of November 24, 1997 (the "Reorganization Agreement"), among Netscape Communications Corporation ("Netscape"), Knife Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Netscape ("Merger Sub"), and KIVA Software Corporation, a California corporation ("KIVA"), Netscape acquired KIVA by means of a statutory merger (the "Merger") of Merger Sub with and into KIVA, with KIVA remaining as the surviving corporation in the Merger. As a result of the Merger, KIVA became a wholly-owned subsidiary of Netscape. Merger Sub was formed solely for the purpose of effecting the Merger.

     Pursuant to the Reorganization Agreement, an aggregate of 6,044,404 shares of Netscape Common Stock were (i) issued in exchange for all of the issued and outstanding capital stock of KIVA and (ii) reserved for issuance upon exercise of all unexpired and unexercised stock options to acquire capital stock of KIVA (which were assumed by Netscape in the Merger). Each outstanding share of KIVA capital stock was converted into the right to receive a number of shares of Netscape Common Stock equal to 6,044,404 divided by the sum of (i) the total number of shares of KIVA capital stock outstanding on the Closing Date, and (ii) the total number of shares of KIVA capital stock subject to unexpired and unexercised options and warrants to purchase KIVA capital stock outstanding on the Closing Date (the "Exchange Ratio"). All outstanding options to purchase KIVA capital stock outstanding immediately prior to the Merger were assumed by Netscape. Each such option became exercisable for that number of shares of Netscape Common Stock equal to the product of (a) the Exchange Ratio and (b) the number of shares of KIVA capital stock subject to such option immediately prior to the Merger. The per share exercise price of each such option was adjusted to equal the quotient of (x) the per share exercise price of such option immediately prior to the Merger and (y) the Exchange Ratio, such that the aggregate exercise price of each option assumed by Netscape remained equal to the aggregate exercise price of each such option immediately prior to the Merger.

     The consideration paid by Netscape for the outstanding capital stock and options of KIVA pursuant to the Reorganization Agreement was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the business of KIVA, including public market valuations of comparable companies, discounted cash flows for KIVA, and multiples paid in recent acquisitions of comparable companies. Netscape received an opinion from each of its financial advisors, Morgan Stanley & Co. Incorporated and Hambrecht & Quist LLC, that the consideration paid by Netscape in accordance with the terms of the Reorganization Agreement was fair to Netscape's stockholders from a financial point of view.

     KIVA is a leading provider of enterprise application server software that is used to build, deploy and manage business critical applications that run on intranets, extranets and over the Internet. Netscape intends to market KIVA's software technology to corporate developers, independent system vendors, value added resellers and system integrators that are building next generation, web-centric eneterprise applications as well as for extending existing client/server, Enterprise Resource Planning, and legacy applications for extranets.

                                   -2-

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF KIVA.

          Not applicable.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          The Pro Forma Financial Information required to be filed pursuant to Item 7(b) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

     (c)  EXHIBITS.

          2.1 Agreement and Plan of Reorganization dated as of November 24, 1997, with exhibits.

          2.2 Agreement of Merger dated December 1, 1997, filed with the Secretary of State of the State of California on December 1, 1997.

          2.3 Certificate of Merger dated December 1, 1997, filed with the Secretary of State of the State of Delaware on December 1, 1997.

                                -3-

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                             SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 15, 1997        NETSCAPE COMMUNICATIONS
                                 CORPORATION



                                 /S/ PETER L.S. CURRIE
                                 -----------------------------------------
                                 Peter L.S. Currie
                                 Executive Vice President and Chief
                                 Administrative Officer


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                          INDEX TO EXHIBITS

                                                                  Sequentially
Exhibit                                                             Numbered
Number                  Description of Document                       Page
-------                 -----------------------                     -----------

2.1 Agreement and Plan of Reorganization dated as of November 24, 1997, with exhibits.

2.2  Agreement of Merger dated December 1, 1997, filed with the
     Secretary of State of the State of California on December 1, 1997.

2.3  Certificate of Merger dated December 1, 1997, filed with the
     Secretary of State of the State of Delaware on December 1, 1997.